Exhibit 4.6

Execution Version

JOINDER NO. 4 dated as of July 22, 2024 (this “Joinder”) to the FIRST LIEN INTERCREDITOR AGREEMENT, dated as of April 24, 2020 (the “First Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein) from time to time party thereto, Wilmington Savings Fund Society, FSB (as successor agent to Citicorp North America, Inc.), as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “First Lien Collateral Agent”), U.S. Bank Trust Company, National Association, as collateral agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”), and each Additional Agent from time to time party thereto.

A.           Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.           As a condition to the ability of the Borrower or any Subsidiaries of the Borrower to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement.

Each of the undersigned Senior Class Debt Representatives (each, a “New Collateral Agent” and, collectively, the “New Collateral Agents”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and each New Collateral Agent agree as follows:

Section 1.         In accordance with Section 5.13 of the First Lien Intercreditor Agreement, each New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if such New Collateral Agent had originally been named therein as a Collateral Agent, and such New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include each New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.         Each New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon each New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

Section 3.         This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of each New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 4.         Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.         The provisions of Section 5.08 and Section 5.09(B) of the First Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 6.        THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.         In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.         All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to any New Collateral Agent shall be given to it at the address set forth below its signature hereto.

Section 9.         The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

GLAS TRUST COMPANY LLC,
as Notes Collateral Agent (as defined in that certain Security Agreement, dated as of July 22, 2024, among Muvico, LLC, the other grantors party thereto and the Notes Collateral Agent) for the holders of the 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Shoenfeld
	Title:	Vice President

Address for notices:
3 Second Street Suite 206
Jersey City NJ 07311

Signature Page to Joinder No. 4 to First Lien Intercreditor Agreement

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Collateral Agent (as defined in that certain Credit Agreement, dated as of July 22, 2024, among the Borrower and Muvico, LLC, as the borrowers, the lenders party thereto and the Collateral Agent)

By:	/s/ Anita Woolery
	Name:	Anita Woolery
	Title:	Vice President

Address for notices:

Signature Page to Joinder No. 4 to First Lien Intercreditor Agreement

Acknowledged by:

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Controlling Collateral Agent

By:	/s/ Anita Woolery
	Name:	Anita Woolery
	Title:	Vice President

Signature Page to Joinder No. 4 to First Lien Intercreditor Agreement

Acknowledged by:

AMC ENTERTAINMENT HOLDINGS, INC.,
American Multi-Cinema, Inc.,
as Grantors

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMC License Services, LLC,
AMC ITD, LLC,
AMC Card Processing Services, Inc.,
as Grantors

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Joinder No. 4 to First Lien Intercreditor Agreement